UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 30, 2010

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2180 Satellite Blvd, Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

333 Hudson Street, Suite 207, New York, NY 10013
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Forward Looking Information

This report contains statements about future events and expectations that are characterized as “forward-looking statements.”  Forward-looking statements are based upon management’s beliefs, assumptions, and expectations.  Forward-looking statements involve risks and uncertainties that may cause our actual results, performance, and financial condition to be materially different from the expectations of future results, performance, and financial condition we express or imply in such forward-looking statements.  You are cautioned not to put undue reliance on forward-looking statements.  We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry into Material Agreement.

On December 30, 2010, Sibling Entertainment Group Holdings, Inc., (the “Company” “we” or “Sibling”), entered into a Securities Exchange Agreement with Newco4Education, LLC (“N4E”) and the members of the Newco4Education, LLC (the “N4E Members”).  Pursuant to the Securities Exchange Agreement, we have acquired N4E in exchange for 8,839,869 shares of our newly authorized series common stock.  The terms of the series common stock are more fully described in Item 5.03 below.  Our acquisition of N4E resulted in a change of control of SIBE as more fully described in Item 5.01 below and our entry into the education management business as more fully described in Item 2.01 below.

Additionally, on December 29, 2010, we entered into a Loan Assignment Agreement with Sibling Theatricals, Inc. and Debt Resolution, LLC a newly formed subsidiary of the Company.  Pursuant to the Loan Assignment Agreement we assigned to Debt Resolution, LLC all of our entertainment and theatricals assets.  As more fully described in Item 2.01, we have exited the entertainment and theatricals business.

Furthermore, on December 30, 2010, we entered into Conversion Agreements with all but one of the 44 holders of our 13% Series AA Secured Convertible Debentures.  Pursuant to the Conversion Agreements, all but one of the 44 holders of our debentures converted their debentures into a total of 1,018,947 shares of a newly authorized series common stock and all of the limited liability company membership interests of Debt Resolution, LLC.  The Conversion Agreements released all claims that 43 of the holders of our debentures had, have, or might have against us.  The terms of the series common stock are more fully described in Item 5.03 below.

Item 2.01	Completion of Acquisition or Disposition of Assets

Exit from Entertainment and Theatricals Business.

Despite sustained efforts from 2007 through 2010 to expand our entertainment and theatricals business, we were unable to secure the funding necessary to complete projects we had the opportunity to complete.  As a result, we have elected to change our strategic direction and focus on the business initiatives described below.  In preparation for our new business endeavors, we transferred all of our entertainment and theatricals assets to Debt Resolution, LLC, a new limited liability company organized for the benefit of the holders of our Series AA debentures.  As a result, we have completely exited from the entertainment and theatricals business and resolved substantially all of the liabilities related to the entertainment and theatricals business by converting substantially all of our Series AA Debentures into series common stock as described in Item 1.01 above.  The acquisition of N4E was supported by, and an integral component of our settlement with, the debenture holders.

Acquisition of EMO Business Plan

As described in Item 1.01 above, on December 30, 2010, N4E became a wholly owned subsidiary of the Company, as a result of our acquisition of N4E from the N4E Members.  Our board of directors approved the Securities Exchange Agreement and the transactions contemplated under the Securities Exchange Agreement.

N4E was formed June 10, 2010, to leverage the business opportunities created from the growing popularity of charter schools and to improve educational opportunities for students across the United States through the development of innovative curricula, computer based education tools, and tools for improvement teacher performance.  N4E owns a business plan and methodologies to acquire educational management organizations and to manage and operate charter schools.  We intend to use the N4E business plan and methodologies as one component of our business strategy to grow a large scale business that will manage and operate charter schools and develop and license curricula, computer based education services, and school operation and management tools throughout the United States.  We have hired N4E’s management team to lead our efforts in this new initiative.

Overview of Charter Schools

Charter schools are primary, or secondary, schools that are part of the public education system and provide an alternative to other public schools.  Charter schools have the potential to facilitate education reforms and develop new and creative teaching methods that can be replicated in traditional public schools for the benefit of all children.  Charter schools receive public money but operate with freedom from many of the local and state regulations that apply to traditional public schools.  Charter schools allow parents, community leaders, educational entrepreneurs, and others the flexibility to innovate and provide students with increased educational options within the public school system.  Charter schools are sponsored by local, state, or other organizations that monitor their quality while holding them accountable for academic results and responsible fiscal practices.  Charter schools may hire their own staff, develop their own curriculum, and set their own educational programs and methods of operation, subject to the terms of their charter and subject to the oversight of a local school board and another sponsor.  Charter schools are not allowed to charge tuition and are funded like other public schools, usually on a per student basis, at levels that are generally comparable but may be less that other public schools in the same district.  Based on industry estimates, there are approximately, 5,400 charter schools in the United States serving over 1,700,000 students.

Charter Schools and EMOs

The charter for a charter school is generally awarded to a “not-for-profit” (NFP) entity which receives public funding.  The NFP may contract with a “for profit” education management organization (EMO) to operate the charter school.  The EMO generally charges fees of approximately 15% of gross pupil funding as allocated from the Board of Education or other public agency involved, of which 5% is the management fee for school operations, and 10% is attributable to curriculum, systems, and testing provided by the EMO.  In Georgia, for instance, the current allocation per student is $8,900, thus a 500 student school would have an annual budget of $4.45 million, of which approximately 15%, or $667,500 would be allocated to the EMO for management and curriculum.

Plan of Operation

We believe there is a significant opportunity to acquire existing educational management organizations (“EMOs”) and assume the operational and management responsibilities for existing charter schools.  We intend to utilize our access to capital markets to achieve capital efficiencies compared to our privately held competitors and to facilitate our acquisition of existing EMO operations.  Finally, we intend to develop curricula, computer based education services, and school operation and management tools that we will use and license to other EMOs, schools, and school systems.

Our ability to execute our business plan is dependent, among other things, on our ability to obtain capital, acquire other EMOs on terms that are favorable to us, hire and retain high quality, motivated teachers, administrators, and other staff, and cost effectively operate schools that are successful in meeting the requirements of their charters.

Competition

This is a highly fractured industry, and management believes it is ripe for consolidation. We have a limited number of direct competitors that have focused primarily or exclusively on operating charter schools. In the 2009/2010 school year there were over 5,100 charter schools in the US, most of which are single schools, or in a small group of schools.  The information in the table below was derived from www.nupolis.com and lists school operators with 8 or more schools under management.  We believe that some or all of these charter school operators may compete with us.

Industry Profile **

Organization (EMO)	# of Schools

KIPP Schools	99
Imagine Schools	72
Edison Learning	64
National Heritage Academies	61
Big Picture Learning	60
Mosaica Education	40
Opportunities for Learning	34
Aspire Public Schools	30
Harmony Schools	25
Charter Schools U.S.A.	19
Academy Urban School L'dership	18
Green Dot Public Schools	18
Uncommon Schools	18
Constellation Schools	18
Achievement First	17
Alliance - College Ready Schools	16
Inner City Education Foundation	15
American Quality Schools	15
Lighthouse Academies	13
White Hat Management	12
Sequoia Schools	12
High Tech High	10
Noble Network of Charter Schools	10
Partnerships Uplift Communities	10
Algiers Charter Schools	9
Friendship Public Charter	9
Edvantages Academies	8
Great Hearts Academies	8
IDEA Public Schools	8
Student Alternatives Program, Inc.	8

We believe there are 756 schools that are operated by companies with 8 or more schools under management.  We believe this data demonstrates the highly fractured nature of the industry, opening the door for consolidation via acquisition.

** Based on the information from www.nupolis.com, nuPOLIS is the Internet presence of the Innovation Network for Communities, a national non-profit helping to develop and spread scalable innovations that transform the performance of community systems such as education, energy, land use, transportation and workforce development.  Innovation Network for Communities has been supported with funding from the W.K. Kellogg Foundation.

Government Regulation

Federal and State Education Programs

The charter schools we seek to manage will receive funds from federal and state programs to be used for specific educational purposes. If, on behalf of those schools, we fail to comply with the requirements of the various programs, we could be required to repay the funds and those schools could be determined ineligible for receipt of future federal funds.  We intend to develop and implement policies and procedures that are intended to comply with the regulations and requirements of these programs.  For example, Title I of the Elementary and Secondary Education Act of 1965 supports educationally disadvantaged children in areas of high poverty, Title II, Part A, provides funding for the professional development of teachers, Title II, Part D, provides funding for technology programs, Title VII, provides funding for bilingual education programs, Title V, provides funding for innovative education programs, and the Public Charter School Program, provides start-up funding for charter schools.  Although we contemplate that we will receive federal and state funds indirectly through local school boards and charter boards, our receipt of these funds will likely subject us to extensive governmental regulation and scrutiny.  We could lose all or part of the funds we intend to receive if we fail to comply with applicable statutes or regulations, if the federal or state authorities reduce the funding for the programs, or if the charter schools we intend to manage are determined to be ineligible to receive funds under such programs.  To the extent that the laws and regulations governing federal and state programs change or are interpreted in a manner that would prevent charter schools from using federal funds to pay for the services we intend to provide, the loss of all or part of these funds would hurt our business.

No Child Left Behind Act.  (“NCLB”)

This act is the 2001 reauthorization of the Elementary and Secondary Education Act of 1965. It contains numerous requirements pertaining to the receipt of a range of federal funds, including Title I. Two significant requirements of NCLB are standards pertaining to teacher qualifications and the requirement that schools make adequate yearly progress ("AYP") toward state standards for students.  The AYP requirements must be met not only by the aggregate school population, but also by ethnic/racial subgroups, students with disabilities, and English language learners.  Schools that fail to make AYP toward meeting state standards may lose some of their student enrollment due to school choice provisions, may be required to allocate a portion of their Title I funding toward the provision of supplemental services to some students, and may be subject to state takeover or other forms of district or state intervention.  Failure to meet teacher qualification and related standards may result in the loss of NCLB funds at the school or district that failed to meet the Act's requirements.

Individuals with Disabilities in Education Act

This act requires that students with qualified disabilities receive an appropriate education through special education and related services provided in a manner reasonably calculated to enable the child to receive educational benefit in the least restrictive environment. Our responsibility to provide the potentially extensive services required by this act varies depending on state law, type of school, and the terms of management agreements that we intend to enter into with charter schools.  We would be generally responsible for ensuring the requirements of this act are met in the charter schools we intend to manage, unless state law assigns that responsibility to another entity.  If we were to be found in violation of this act in one of the charter schools we intend to manage, we may incur costs relating to the provision of compensatory education services, and may be liable for reasonable attorney fees incurred by the families of individual students with disabilities.

Family Educational Rights and Privacy Act

The charter schools we intend to manage may be subject to the federal Family Educational Rights and Privacy Act, which protects the privacy of a student's educational record, and generally prohibits a school from disclosing a student's records to a third party without the prior consent of his or her parents. The law also gives parents certain rights with respect to their minor children's education records. The failure of the charter schools we intend to manage to comply with this law may result in termination of their eligibility to receive federal education funds.

Gun-Free Schools Act

The Gun-Free Schools Act, which became effective in 1994, requires the charter schools we intend to manage to effect certain policies, assurances and reports regarding the discipline of students who bring weapons to our schools.  If those schools violate any of these requirements, they may be deemed ineligible to receive certain Federal education funds.

Federal Civil Rights Laws

The charter schools we intend to manage must comply with federal civil rights laws or those schools could be determined ineligible to receive funds from federal programs or face criminal or civil penalties. These laws include the following:

Title VI of the Civil Rights Act of 1964.  Title VI prohibits recipients of federal financial assistance from discriminating on the basis of race, color, or national origin.

Title IX of the Education Amendments of 1972.  Title IX prohibits discrimination on the basis of gender by recipients of federal financial assistance.

Section 504 of the Rehabilitation Act of 1973.  Section 504 prohibits discrimination on the basis of disability by recipients of federal financial assistance.

Americans with Disabilities Act of 1990.  This act prohibits discrimination in employment against a qualified individual with a disability and requires that buildings, facilities, and vehicles associated with public services be accessible to individuals with disabilities.

Age Discrimination Act of 1975.  This act prohibits recipients of federal financial assistance from discriminating on the basis of age.

Age Discrimination in Employment Act of 1967.  This act prohibits discrimination on the basis of age in employment.

Equal Pay Act of 1963.  This act prohibits discrimination on the basis of gender in the payment of wages.

Title VII of the Civil Rights Act of 1964.  Title VII prohibits discrimination on the basis of gender in employment.

Drug-Free Workplace Act of 1988.  The Drug-Free Workplace Act requires a recipient of federal funds to certify that it provides a drug-free workplace. If we were to violate the certification and reporting requirements of this act, then we could be determined ineligible to receive federal funds.

State Regulations

We are also subject to state statutory and regulatory requirements in the states in which we operate. All states have standards for the operation of schools concerning, for example, the length of the school year, curriculum, hours of the school day, physical education and other areas. We could be in violation of the management agreements we intend to enter into with charter boards or school districts if we were to fail to comply with these standards.

Legal Proceeding

To the best of our knowledge, we are not a party to any material pending legal proceeding.

Properties

We currently rent office space in Atlanta, GA on a month to month basis, we expect the rent to range from $1,000 to $2,500.00 per month and will increase as our needs and the size of organization grow.

Foundation for Innovation in Education, Inc

Foundation for Innovation in Education, Inc., is a Georgia non-profit corporation that was an N4E member and, as a result of our acquisition of N4E, holds approximately 37% of our series common stock.  Foundation for Innovation in Education has informed us that over time it intends to acquire other NFPs that hold the charters to charter schools, and may start charter schools itself, as well as develop certain programs aimed at improving the learning ability of certain segments of the student population.  Foundation for Innovation in Education may, but has no obligation or arrangement with us to, hire us to be the EMO for charter schools that it starts and acquires.  Foundation for Innovation in Education intends to engage in research and other activities to advance the state education in America.

Risk Factors

We Are Entering A New Business; This Makes It Difficult To Evaluate Our Business

We have yet to enter into any agreement to acquire an EMO or manage a charter school.  We have not recorded any revenue from our new business initiatives.  Our management team has only recently begun to work together, and has no experience in operating educational management organizations and charter schools.  We have no operating history on which you can base your evaluation of our business and prospects.  Accordingly, the Company should be evaluated in light of the expenses, delays, uncertainties, and other difficulties frequently encountered by unseasoned business enterprises entering new markets with unproven products.  No assurance can be given that the Company will ever achieve profitable operations.  Our failure to address these expenses, delays, uncertainties, and other difficulties could cause our operating results to suffer and result in the loss of all or part of your investment.

We Have A History Of Losses And Expect Losses In The Future

The Company has incurred losses since inception.  We do not currently own, operate, or have agreements to acquire any school operations and therefore have no revenues.  As a result, we expect to incur substantial net losses for the foreseeable future.  Our ability to become profitable will depend upon our ability to generate and sustain revenue that is greater than our expenses.  In order to generate revenue, we will need to enter into management agreements with charter schools, acquire other EMOs, and successfully acquire or develop and license curricula, computer based education services, and school operation and management tools.  Our ability to generate revenue will be dependent, in part, on our ability to obtain financing sufficient to execute our business plan.  Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis.  Failure to become and remain profitable may adversely affect the market price of our common stock, our ability to raise capital, and our ability to continue operations.

The Private, For-Profit Management Of Charter Schools Is A Relatively New And Uncertain Industry, And It May Not Become Publicly Accepted

Our future is highly dependent upon the development, acceptance, and expansion of the market for private, for-profit management of charter schools. This market has only recently developed. The development of this market has been accompanied by significant press coverage and public debate concerning for-profit management of charter schools.  If this business model fails to gain acceptance among the general public, educators, politicians and school boards, we may be unable to grow our business and the market price of our common stock would be adversely affected.

The Success Of Our Business Depends On Our Ability To Improve The Academic Achievement Of The Students Enrolled In Our Schools, And We May Face Difficulties In Doing So In The Future

We believe that the success of our business will be dependent, among other things, upon our ability to demonstrate general improvements in academic performance at the charter schools we intend to manage and operate.  We anticipate that the management agreements with charter schools will contain performance requirements related to test scores and other measures of student achievement.  If average student performance at our schools increases, whether due to improvements in achievement over time by individual students in our schools or changes in the average performance levels of new students entering our schools, aggregate absolute improvements in student performance will be more difficult to achieve.  If academic performance at our schools declines, or simply fails to improve, we could lose business and our reputation could be seriously damaged, which would impair our ability to gain new business or renew existing school management agreements.

We Could Incur Losses At Our Schools If We Are Unable To Enroll Enough Students

We expect that the amount of revenue we will receive for operating a charter school will be dependent on the number of students enrolled, while the majority of the facility, operating, and on-site administrative costs will be fixed.  Therefore, achieving site-specific enrollment objectives will be an important factor in our ability to achieve satisfactory financial performance at any particular school.  We may be unable to expand or maintain enrollment in the charter schools we manage.  To the extent we are unable to meet enrollment objectives at a school, the school will be less financially successful and our financial performance will be adversely affected.

We Desire Rapid Growth, Which May Strain Our Resources And May Not Be Sustainable

We desire to grow rapidly.  Rapid growth may strain our managerial, operational, and other resources.  If we are to manage our rapid growth successfully, we will need to hire and retain management personnel and other employees. We must also develop and improve our operational systems, procedures, and controls on a timely basis.  If we fail to successfully manage our growth, we could experience client dissatisfaction, cost inefficiencies and lost growth opportunities, which could harm our operating results. We cannot guarantee that we will continue to grow at our historical rate.

We May Not Be Able To Attract And Retain Highly Skilled Principals And Teachers In The Numbers Required To Grow Our Business

Once we have acquired EMOs with management agreements with charter schools or entered into management agreements with charter schools, our success is likely to depend to a high degree upon our ability to attract and retain highly skilled school principals and teachers.  We may need to hire new principals and new teachers to meet address turnover at the charter schools we manage.  Currently, there is a well-publicized nationwide shortage of teachers and other educators in the United States. In addition, we may find it difficult to attract and retain principals and teachers for a variety of reasons, including the following:

•	charter schools generally require our teachers to work a longer day and a longer year than most public schools;

•	charter schools tend to have a larger proportion of our schools in challenging locations, such as low-income urban areas, which may make attracting principals and teachers more difficult; and

•	charter schools generally impose more accountability on principals and teachers than do public schools as a whole.

These factors may increase the challenge we face in an already difficult market for attracting principals and teachers.  Other EMO’s have experienced higher levels of turnover among teachers than is generally found in public schools nationally, which we attribute in part to these factors.  If we fail to attract and retain principals and teachers in sufficient numbers or of a sufficient quality, we could experience client dissatisfaction and lost growth opportunities, which would adversely affect our business.

Our Business Could Suffer If We Lose The Services Of Key Executives

Our future success depends upon the continued services of a number of our key executive personnel, particularly our Chairman of the Board of Directors, our Chief Executive Officer, or Chief Financial Officer. These executives will be instrumental in determining our strategic direction and focus and in publicly promoting the concept of private management of public schools. If we lose the services of either or any of our other executive officers or key employees, our ability to grow our business would be seriously compromised and the market price of our common stock may be adversely affected.  We do not maintain any key man insurance on any of our executives.

Our Management Agreements Will Be Terminable Under Specified Circumstances And Generally Expire After A Term Of Five Years

We expect that our school management agreements will generally have a term of five years. When we expand by adding an additional school under an existing management agreement, the term with respect to that school generally expires at the end of the initial five-year period. We have no experience in negotiating school management agreements, and we cannot be assured that any school management agreements will be negotiated or renewed. In addition, school management agreements may be terminable by the school district or charter board at will, with or without good reason, and our school management agreements may be terminated for cause, including a failure to meet specified educational standards, such as academic performance based on standardized test scores.  In addition, as a result of changes within a school district, such as changes in the political climate, we could from time to time face pressure to permit a school district or charter board to terminate our school management agreement even if they do not have a legal right to do so.  If we fail to renew a significant number of school management agreements at the end of their term, or if school management agreements are terminated prior to their expiration, our reputation and financial results would be adversely affected.

Our Management Agreements Will Involve Financial Risk

Our school management agreements will provide that we will operate a school in return for per- pupil funding that generally does not vary with our actual costs.  To the extent our actual costs under a school management agreement exceed our budgeted costs, or our actual revenue is less than planned because we are unable to enroll as many students as we anticipated or for any other reason, we would lose money at that school.  We expect that our school management agreements will require us to continue operating a school for the duration of the school management agreement even if it becomes unprofitable to do so.

We May Need To Advance Or Loan Money To Charter Schools Or Their Related Charter Holding Equity That May Not Be Repaid

We may have to loan charter boards funds to finance the purchase or renovation of school facilities we manage or for other reasons.  Loans to charter schools may be accelerated upon termination of the corresponding management agreement with the charter school.  If these advances or loans are not repaid when due, our financial results could be adversely affected.

We Could Become Liable For Financial Obligations Of Charter Boards

We could have facility financing obligations for charter schools we no longer operate, because the terms of our facility financing obligations for some charter schools might exceed the term of the management agreement for those schools. While the charter board is generally responsible for locating and financing its own school building, the holders of school charters, which are often non-profit organizations, typically do not have the resources required to obtain the financing necessary to secure and maintain the school building. For this reason, if we want to obtain a management agreement with a particular charter board, we may help the charter board arrange for the necessary financing.  For some of the charter schools we expect to manage, we may enter into a long-term lease for the school facility which may exceed the initial term of the management agreement. If our management agreements were to be terminated, or not renewed in these charter schools, our obligations to make lease payments would continue, which could adversely affect our financial results for the school building, typically in the form of loan guarantees or cash advances. Although the term of these arrangements may be coterminous with the term of the corresponding management agreement, our guarantee may not expire until the loan is repaid in full. The lenders under these facilities may not be committed to release us from our obligations unless replacement credit support is provided. The default by any charter school under a credit facility that we have guaranteed could result in a claim against us for the full amount of the borrowings. Furthermore, in the event any charter board becomes insolvent or has its charter revoked, our loans and advances to the charter board may not be recoverable, which could adversely affect our financial results.

We Expect Our Market To Become More Competitive

We expect the market for providing private, for-profit management of charter schools will become increasingly competitive. A variety of companies and entities could enter the market, including colleges and universities, other private companies that operate higher education or professional education schools, and others.  Our existing competitors and these new market entrants could have financial, marketing and other resources significantly greater than ours. We will also compete for charter school funding with existing public schools that may pursue alternative reform initiatives, such as magnet schools and inter- district choice programs. In addition, in jurisdictions where voucher programs have been authorized, we will compete with existing private schools for public tuition funds. Voucher programs provide for the issuance by local or other governmental bodies of tuition vouchers to parents worth a certain amount of money that they can redeem at any approved school of their choice, including private schools. If we are unable to compete successfully against any of these existing or potential competitors, our revenues could be reduced, resulting in increased losses.

Failure To Raise Necessary Additional Capital Could Restrict Our Growth And Hinder Our Ability To Compete

We are not certain when we will have positive cash flow, if at all.  We expect that we will regularly need to raise funds in order to operate our business and may need to raise additional funds in the future. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If we issue additional equity securities, stockholders may experience dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to take advantage of future opportunities, grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.

We Expect To Derive A Substantial Portion Of Our Revenues From Public School Funding, Which Is Dependent On Support From Federal, State, And Local Governments. Changes Or Reductions In Funding For Public School Systems Could Reduce Our Revenues And Cash Flows And Negatively Impact Our Margins And Impede The Growth Of Our Business.

The availability of funding to purchase our products and services is subject to many factors that affect government spending. These factors include downturns in general economic conditions, like those which we are currently experiencing, that can reduce government tax revenues and may affect education funding, emergence of other priorities that can divert government funding from educational objectives, periodic changes in government leadership that can change spending priorities, and the government appropriations process, which is often slow and unpredictable. In many instances, customers rely on specific funding appropriations to purchase our products. Curtailments, delays, or reductions in this funding can delay or reduce revenues and cash flow we had otherwise forecasted to receive.

If We Are Unable To Adapt Our Products And Services To Technological Changes, To The Emergence Of New Computing Devices And To More Sophisticated Online Services, We May Lose Market Share And Service Revenue, And Our Business Could Suffer.

We need to anticipate, develop and introduce new products, services and applications on a timely and cost effective basis that keeps pace with technological developments and changing customer needs. We may encounter difficulties responding to these changes that could delay our introduction of products and services or require us to make larger than anticipated investments to maintain existing products. Software industries are characterized by rapid technological change and obsolescence, frequent product introductions, and evolving industry standards.  Accordingly, it is difficult to predict the problems we may encounter in developing versions of our products and services and we may need to devote significant resources to the creation, support and maintenance of our products and services. If we fail to develop or sell products and services cost effectively that respond to these or other technological developments and changing customer needs, we may be unable to successfully market our products and services and our revenue and business could materially suffer.

Misuse Or Misappropriation Of Our Proprietary Rights Or Inadvertent Infringement By Us On The Rights Of Others Could Adversely Affect Our Results Of Operations.

The intellectual property rights in the software we intend to develop will be essential to our business. We intend to rely on a combination of the laws of copyrights, trademarks, and trade secrets, as well as license agreements, employment and employment termination agreements, third-party non-disclosure agreements, and other methods to protect our proprietary rights. We intend to enforce our intellectual property rights when we become aware of any infringements or potential infringements and believe they warrant such action. If we were unsuccessful in our ability to protect these rights, our operating results could be adversely affected.

Third parties may assert infringement claims against us in the future. We may be required to modify our products, services or technologies or obtain a license to permit our continued use of those rights. We may not be able to do so in a timely manner or upon reasonable terms and conditions. Failure to do so could harm our business and operating results. In addition, we leverage certain third party generated products through license and/or royalty agreements and we have the risk that certain of these relationships will not continue or that the underlying products will not be properly supported or updated by the third parties.

If Our Security Measures Are Breached And Unauthorized Access Is Obtained To Our Web-Based Products, They May Be Perceived As Not Being Secure, Customers May Curtail Or Stop Using These Products And We May Incur Significant Legal And Financial Exposure And Liabilities.

We may develop web-based products that involve the storage of certain personal information with regard to the teachers and students using these products. If our security measures are breached and unauthorized access to this information occurs, our reputation will be damaged, our business may suffer, and we could incur significant liability.  Because the techniques used to attempt unauthorized access to such systems change frequently and generally are not recognized until attempted on a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the security of our system could be harmed and we could lose sales and customers.

Claims Relating To Content Available On Or Accessible From, Our Web Sites May Subject Us To Liabilities And Additional Expense.

If we develop web-based products that incorporate content not under our direct control including content from, and links to, third-party web sites, and content uploaded by our customers, we could be subject to claims relating to this content.  In addition to exposing us to potential liability, claims of this type could require us to change our web sites in a manner that could be less attractive to our customers and divert our financial and development resources.

We Rely On Government Funds For Specific Education Programs, And Our Business Could Suffer If We Fail To Comply With Rules Concerning The Receipt And Use Of The Funds

We expect to benefit from funds from federal and state programs to be used for specific educational purposes. Funding from the federal government under Title I of the Elementary and Secondary Education Act provides federal funds for children from low-income families. A number of factors relating to these government programs could lead to adverse effects on our business:

•
These programs have strict requirements as to eligible students and allowable activities. If we or the charter schools that we intend to manage fail to comply with the regulations governing the programs, we or the charter schools that we intend to manage could be required to repay the funds or be determined ineligible to receive these funds, which would harm our business.

•
If the income demographics of a district's population were to change over the life of a management agreement for a charter school, resulting in a decrease in Title I funding for the charter school, we would receive less revenue for operating the charter school and our financial results could suffer.

•
Funding from federal and state education programs is allocated through formulas. If federal or state legislatures or, in some case, agencies were to change the formulas, we could receive less funding and the growth and financial performance of our business would suffer.

•
Federal, state and local education programs are subject to annual appropriations of funds. Federal or state legislatures or local officials could drastically reduce the funding amount of appropriation for any program, which would hurt our business and our ability to grow.

•
The authorization for the Elementary and Secondary Education Act, including Title I, has expired and this act is being funded by Congress on an interim appropriation basis. If Congress does not reauthorize or continue to provide interim appropriation for the Elementary and Secondary Education Act, we would receive less funding and our growth and financial results would suffer.

Most federal education funds are administered through state and local education agencies, which allot funds to charter boards. These state and local education agencies are subject to extensive government regulation concerning their eligibility for federal funds. If these agencies were declared ineligible to receive federal education funds, the receipt of federal education funds by the charter schools we intend to manage could be delayed, which could in turn delay our payment from the charter schools we intend to manage.  In addition, we could become ineligible to receive these funds if any of our high-ranking employees commit serious crimes.

We Could Be Subject To Extensive Government Regulation Because We Benefit From Federal Funds, And Our Failure To Comply With Government Regulations Could Result In The Reduction Or Loss Of Federal Education Funds

Because we expect to benefit from federal funds, we must also comply with a variety of federal laws and regulations not directly related to any federal education program, such as federal civil rights laws and laws relating to lobbying. Our failure to comply with these federal laws and regulations could result in the reduction or loss of federal education funds which would cause our business to suffer. In addition, our management agreements are potentially covered by federal procurement rules and regulations because our school district and charter board clients pay us, in part, with funds received from federal programs. Federal procurement rules and regulations generally require competitive bidding, awarding contracts based on lowest cost and similar requirements. If a court or federal agency determined that a management agreement was covered by federal procurement rules and regulations and was awarded without compliance with those rules and regulations, then the management agreement could be voided and we could be required to repay any federal funds we received under the management agreement, which would hurt our business.

We Expect To Receive All Of Our Revenue From Public Sources And Any Reduction In General Funding Levels For Education Could Hurt Our Business

We expect that all of our revenue will be derived from public sources. If general levels of funding for public education were to decline, the field of school districts in which we could profitably operate schools would likewise diminish, and our ability to grow by adding new schools would suffer. In addition, our management agreements generally provide that we bear the risk of lower levels of per-pupil funding, which would be directly reflected in lower revenue to us, even if our costs do not decline accordingly.

Restrictions On Government Funding Of For-Profit School Management Companies Could Hurt Our Business

Any restriction on the use of federal or state government educational funds by for-profit companies could hurt our business and our ability to grow. From time to time, a variety of proposals have been introduced in state legislatures to restrict or prohibit the management of public schools by private, for-profit entities like us. If states were to adopt legislation prohibiting for-profit entities from operating public schools, the market for our services could suffer.

The Operation Of Charter Schools Will Depend On The Maintenance Of The Underlying Charter Grants

The charter schools we intend to manage will operate under a charter that is typically granted by a state authority to a third-party charter holder, such as a community group or non-profit organization.  Our management agreement in turn will be with the charter holder, or the charter board.  If the state charter authority were to revoke the charter, which could occur based on actions of the charter board outside of our control; we would lose the right to operate that school.  In addition, many state charter school statutes require periodic reauthorization. If state charter school legislation were not reauthorized or were substantially altered in a meaningful number of states, our business and growth strategy would suffer and we could incur losses.

Our Stock Price Will Be Volatile And We Expect It To Continue To Be Volatile In The Future

The market price of our common stock has fluctuated over a wide range and we expect it to continue to do so in the future.  The market price of our common stock may be volatile in response to the risks discussed above, as well as other factors, some of which are beyond our control. These other factors include:

•	Variations in our quarterly operating results;

•
Changes in securities analysts' estimates of our financial performance; Changes in the public perception of our schools' academic performance; Termination or non-renewal of existing management agreements; Changes in market valuations of similar companies;

•	Speculation in the press or investment community; Actions by institutional shareholders;

•	Pending and potential litigation;

•	Future sales of our common stock or other securities; and

•	General stock market volatility.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 30, 2010, the number of shares of our common stock and series common stock beneficially owned by (a) each person or group who was known to us to be the beneficial owner of more than 5% of either of our outstanding common stock or outstanding series common stock, (b) each of our current directors, (c) our chief executive officer and chief financial officer; and (d) all our directors and executive  officers, as a group (6 persons).  Unless otherwise noted, the business address of each individual listed below is c/o Sibling Entertainment Group Holdings, Inc., 2180 Satellite Blvd, Suite 400, Duluth, GA 30096.  The beneficial ownership percentages reflected in the table below are based on 46,635,816 shares of our common stock and 9,879,854 shares of our series common stock outstanding as of December 30, 2010.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)		Percentage of Total Shares of Outstanding Common Stock (1)

Greater than 5% stockholders:

Foundation For Innovation in Education, Inc.	3,263,869	(2)	31.38%

Richard P. Smyth	1,037,800	(2)(5)	9.98%

Directors and named executive officers:

Amy Savage-Austin	261,000	(2)	2.51%

Stephen C. Carlson	476,500	(2)	4.58%

Christian Fitzgerald	650,000	(3)	* %

Oswald Anthony Gayle	200,000	(2)	1.92%

Mitchell Maxwell	4,177	(2)(4)
	5,000,000	(3)	* %

Gerald F. Sullivan	518,900	(2)	4.99%

All directors and executive officers as a group (6 persons)	5,650,000	(3)
	1,460,577	(2)(4)	14.65%

* Less than 1%.

(1)
"Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days.  Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 30, 2010 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person.  Restricted stock is included in the beneficial ownership amounts even though it may not be transferred.

(2)
Shares of series common stock.  Series common stock has the terms set forth in Item 5.03 below.  As of December 30, 2010, each share of series common stock is convertible into 89.68559095 shares of common stock and entitles and the holder thereof to 89.68559095 votes.

(3)	Shares of common stock

(4)	Includes 4,177 shares of series common stock registered in the name of Zachwell, Ltd. which is owned by Mitchell Maxwell.

(5)	Includes 518,900 shares of series common stock registered in the name of Meshugeneh, LLC. Mr. Smyth is the sole member and manager of Meshugeneh, LLC.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Securities Exchange Agreement, on December 30, 2010, the N4E Members acquired 8,839,869 shares of Sibling series common stock.

Additionally, pursuant to the Conversion Agreements, 43 holders of our 13% Series AA Secured Convertible Debentures converted their debentures into 1,018,947 shares of shares of Sibling series common stock.

Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.01	Changes in Control of Registrant

As a result of the issuance of securities described below, a change in control has occurred.

On December 30, 2010, pursuant to the Securities Exchange Agreement described in Item 1.01, the N4E members collectively hold 8,839,869 shares of our series common stock.  The shares of Series Common Stock issued to the N4E members represents in the aggregate, 85% of the voting power of SIBE and upon conversion of the series common stock into our common stock, the N4E members will hold 85% of the shares of common stock outstanding on the date of conversion.  The terms of the series common stock are described in Item 5.03.

Item 5.02	Election of Directors; Appointment of Principal Officers

On May 25, 2010 Mr. Jay Cardwell, the Company's CFO from 2007 until October 2010, and a member of the Board of Directors from 2007 until October 2010, tendered his resignation from the Board. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On November 3, 2010, the Board appointed Christian Fitzgerald, 56 to fill the vacancy created by the resignation of Mr. Cardwell.  Mr. Fitzgerald (56 years old) comes to SIBE after 25 years experience in finance and sales in the automotive industry. He has expertise in marketing, advertising and structuring of transactions. He graduated from Clemson University with a BS in Business Management.

On December 30, 2010, Mr. Richard Berstein resigned from the Board of Directors, and Mr. Mitchell Maxwell resigned as Chairman and CEO. These resignations were not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Mr. Maxwell remains a member of the Board of Directors, and will chair a special committee of the Board of Directors with the responsibility for completion of an effort to bring the company's SEC reporting requirements current, along with Mr. Christian Fitzgerald, 56.

On December 30, 2010, in conjunction with the acquisition of N4E, the Board of Directors of Sibling appointed following officers and directors, with a term of office that commenced December 31, 2010:
Name	Age	Positions and Offices

Gerald F. Sullivan	69	Director, Chairman of the Board of Directors

Stephen C. Carlson	65	Director, Chief Executive Officer, and chairman of the Compensation Committee

Amy Savage-Austin, PhD	41	Director and chairman of the Audit Committee

Oswald Gayle	51	Chief Financial Officer and Secretary

Each of our current directors was appointed to serve as a director by the then existing Board of Directors and serves a term that ends at the next annual meeting of stockholders and until a successor is elected and qualified, or until his or her earlier resignation or removal.  No family relationship exists among any of our directors or executive officers.  None of our directors would be considered to be independent.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors for a term ending at the first meeting of our Board of Directors after the next annual meeting of stockholders, or until his earlier resignation.

The following are the names and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of each directors and executive officers of SIBE that were appointed in connection with the acquisition of N4E.

Amy Savage-Austin. Ms. Savage-Austin is Director Undergraduate Programs and Assistant Professor, Management at Shorter University, Atlanta, Georgia and is responsible for Bachelor of Science in Management and Bachelor of Science in Business Administration programs in the College of Adult and Professional Studies program.  Prior to joining Shorter University in 2010, Ms. Savage-Austin was Controller – Systems, Execution, and Support (SES) at MeadWestvaco Packaging Systems, Smyrna, Georgia from 2008 to 2009, where she developed financial metrics and detailed income statement analysis tools to provide insight into division profitability, drove significant improvement in inventory management, implemented controls to ensure that inventory transactions are recorded in a complete, accurate, and timely manner, and managed annual budget and long-term strategy processes.  Prior to joining MeadWestvaco Packaging Systems, Ms. Savage-Austin was Senior Financial Analyst, Reporting and Analysis at Cooper Wiring Devices – Peachtree City, Georgia from 2004 to 2008 where she prepared consolidated division financial statements in accordance with GAAP, including five Mexican, one Canadian, and one domestic reporting entity, reduced month-end closing process time from six to five days, developed performance reports, operations review packages, and supplemental reporting schedules to provide corporate, division, and plant management teams with timely sales (segment/price/mix), operations (material price/manufacturing spend/production absorption), working capital (receivables/ inventory/payables), and capital expenditure program analysis reports, managed annual budget and long-term strategy processes, and developed internal control and Sarbanes Oxley reporting solutions.  Ms. Savage-Austin earned a Bachelor of Science in Finance in 1991 from Hampton University, Hampton, Virginia, and an M.B.A. in 2002 from Philadelphia University, Philadelphia, Pennsylvania, and a Ph.D. in Organization and Management in August 2009 from Capella University, Minneapolis, Minnesota. Ms. Savage-Austin is the mother of a charter school student, not a voter of a charter school student.

Stephen C. Carlson. Mr. Carlson is Senior Fellow on the faculty of Piedmont College, a position held since 2005 and currently serves as Chair, Undergraduate Business Programs, Athens Campus, 595 Prince Ave., Athens, GA 30605.  Mr. Carlson teaches graduate and undergraduate courses in Marketing Research, Leadership, MBA Capstone, Research, and Economics.  Mr. Carlson is also Managing Director of Strategy Partners LLC, a position he has held since 2002.  At Strategy Partners, Mr. Carlson provided strategic management consulting to a variety of firms such as Gemmar Systems International, Montreal, Quebec, Canada, Sales Management Solutions, Dana Point, CA, Jonova, Seattle, Washington, and selected projects with Atlanta based venture groups.  Mr. Carlson’s work for these clients include company and industry analysis, strategy review and refinement, development of the marketing message, preparation of marketing collateral including printed materials, website content, presentation tools, and trade show representation, preparation of press releases and user story placements, and positioning with industry analysts.  Mr. Carlson earned a Bachelor of Arts in Political Science and Economics in 1969 from Jacksonville State University, Jacksonville, Alabama, a Master of Science in Urban Administration in 1976 from Georgia State University, Atlanta, Georgia, and a Doctor of Business Administration in Management and Marketing in 2005 from Nova Southeastern University, Ft. Lauderdale, Florida.

Oswald Gayle. Mr. Gayle is a Senior Executive Financial Consultant at Robert Half Management Resources, in Atlanta Georgia, a position he has held since 2006.  At Robert Half Management Resources, Mr. Gayle  specialized in the areas of Financial Management, SEC Reporting, GAAP, Sarbanes-Oxley and Systems Implementation and has consulted with L-3 Communications, Rock-Tenn Company, Inc., Huber Engineered Materials, Hillenbrand, Inc., DataPath, Inc. (now Rockwell Collins), Cingular Wireless (now AT&T), and Nortel Networks.  Prior to joining Robert Half Management Resources, Mr. Gayle was Corporate Controller and Treasurer at ProxyMed, Norcross, Georgia from 2004 to 2006, where he was responsible for the compilation and reporting of internal and external financial data for management and investor reporting including all SEC filings.  Mr. Gayle earned a Bachelor of Science in 1980 from the University of London and a Graduate Certificate of Taxation in 1987 from the Fordham Graduate School of Business, Fordham University in New York.  Mr. Gayle is a Certified Public Accountant and a Chartered Accountant, a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants, and a Fellow, Association of Chartered Certified Accountants (U.K.).

Gerald F. Sullivan. Mr. Sullivan is currently a professor at Keiser University, Ft. Lauderdale, Florida, a position he has held since August 2007.  Mr. Sullivan teaches graduate level courses in Corporate Finance, International Finance, Comparative Management, Human Resource Management, and Organizational Behavior.  Mr. Sullivan was a Senior Fellow – Business at Piedmont College, Demorest, GA from 2003 to 2007, teaching graduate and undergraduate courses in Corporate Finance, Financial Statement Analysis, Management of Financial Institutions/Intermediaries, Business Analysis and Valuation, and various other courses in finance, accounting, international business and management.    Mr. Sullivan’s executive management experience in public and privately held companies includes, but is not limited to, industries such as commercial banking, home health care, manufacturing, application software development and sales.  Mr. Sullivan earned a BBA in banking and finance in 1965, from the University of Georgia, an MBA in Finance in 1972 from Georgia State University, Atlanta, Georgia, and a Doctor of Business Administration in 2007 from Nova Southeastern University in Ft. Lauderdale, Florida.  In addition, Mr. Sullivan has completed an Advanced Management Program, at Harvard Business School, Cambridge, Massachusetts, and completed course work at Stonier Graduate School of Banking, Rutgers University, New Brunswick, New Jersey, and The School for International Banking, the University of Colorado, Boulder, Colorado.

We have entered into Stock Restriction Agreements with each of Ms. Savage-Austin, Mr. Gayle, and Mr. Carlson and Lock-Up Agreements with Mr. Maxwell and Mr. Meyers.

Additional Company Management

The following are the names, title, age, and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of the other non-executive members of our management team.

A. Dixon McLeod, Director of Quality and Compliance - Age 60. - Dr. McLeod is Site Director Center for Teacher Preparation at Shorter University in Atlanta, Georgia, where he provides leadership for the maintenance of excellence in the classroom and adjunct training.  Prior to joining Shorter University in 2008, Dr. McLeod was an Adjunct Professor at Argosy University from 2005 to 2007, where he taught doctorate level classes in program evaluation, curriculum design, curriculum leadership and instructional leadership and chaired and served on dissertation committees.  In 2006 and 2007, Dr. McLeod was a part-time assistant principal in the Gwinnett County Schools.  From 2004 to 2006, Dr. McLeod was an assistant professor at Kennesaw State University, where he taught graduate classes in ethics, facilities, curriculum leadership, and instructional leadership, supervised practicum students, and supervised portfolio development.  Dr. McLeod has worked 23 years as teacher and administrator in the Atlanta Public School System.  Dr. McLeod earned a BS in Biology in 1969 from Campbell University, Buies Creek, North Carolina, a M.Ed. in Administration/Management in 1975 from Duke University Durham, North Carolina, and an Ed.D., in 1976 from Duke University Durham, North Carolina.

Timothy G. Drake, Director of Technology Platforms - Age 60. - Dr. Drake is Managing Partner of Higher Learning Technologies Group, LLC, Chandler, AZ. Higher Learning Technologies Group provides technology and services to schools and organizations seeking to provide on-line education classes. Prior to founding Higher Learning Technologies Group in 2006, Dr. Drake was Director of Academic Affairs at University of Phoenix South Florida Campus, Plantation, Florida from 2003 to 2006 where he led and directed over 300 faculty members teaching 2,500-3,000 students in five different Learning Centers and a campus staff of more than 90 and was part of a management team with responsibilities for strategic planning, business development, marketing, program implementation, operations and organizational development.  Dr. Drake earned a BA in English with Honors in 1978 from the California State University, Hayward, California, a Master of Divinity in 1989, from North Park University, Chicago, Illinois, and a Ph.D. in Organizational Leadership in 2003, from Regent University School of Leadership Studies, Virginia Beach, Virginia.

Gerry L. Bedore Jr., Director of Technology Services - Age 54. - Dr. Bedore is a consultant with Higher Learning Technologies Group, LLC, Coolidge, Arizona, and focuses on the consulting, planning, development, and implementation associated with the start-up or improvement of online education and training programs.  Prior to co-founding Higher Learning Technologies Group in 2006, Dr. Bedore held senior management positions at Education Management Corporation, Pittsburgh, PA where as part of the executive team, his efforts contributed to the rapid growth of Education Management Corporation (EDMC) leading to EDMC being acquired by Goldman Sachs in 2006.  Dr. Bedore was responsible for the development of technology enhanced learning models, identification and development of technology platforms, and provided faculty and administrative training which supports the Art Institute Online, Argosy University Online, and South University Online.  Dr. Bedore served on accreditation teams working with The Accrediting Commission of Career Schools and Colleges of Technology, The Accrediting Council of Independent Colleges and Schools, Southern Association of Colleges and Schools, and served three terms as an interim Vice President of Academic Affairs for OHE.  Prior to joining Education Management Corporation, Dr. Bedore was a founder and President of Socrates Distance Learning Technologies Group from 1995 until it was acquired by Education Management Corporation in 1998.  Dr. Bedore is the Assistant Dean for Doctoral Programs and has held other faculty and administrative positions within Argosy University Online, Phoenix, Arizona, since 2008. Dr. Bedore earned a Bachelor of Arts in General Studies with an emphasis Multi-Resource Management in 1987 from Northern Arizona University, Flagstaff, Arizona, an MBA in 1977 from Baker College, Flint, Michigan, and a Ph.D. in Instructional Design for online Learning in 2005 from Capella University Minneapolis, Minnesota.

We have entered into Stock Restriction Agreements with each of Dr. McLeod, Dr. Drake, Dr. Bedore.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Item 5.03	Amendments to Articles of Incorporation

On December 30, 2010, the Board of Directors, pursuant to authority granted in the Company’s certificate of formation and Chapter 21 of the Texas Organizations Code, created a new series of common stock to effect the settlement with the holders of the debentures and the acquisition of N4E.  As a result, our 100,000,000 authorized shares of common stock are now divided into 2 series, 90,000,000 shares of equity common stock, of which 46,635,816 shares were issued and outstanding at December 30, 2010 and 10,000,000 shares of series common stock, of which 9,879,854 were issued and outstanding at December 30, 2010.

Series common stock automatically converts into 95% of the outstanding common stock (giving effect to the conversion) upon the vote of holders of two-thirds of outstanding series common stock, voting as a separate series.  If the series common stock were converted into common stock December 30, 2010, each share of series common stock would convert into 89.68559095 shares of common stock.  Equity common stock and series common stock vote together as a single class on all matters which our stockholders are entitled to vote.  In addition, holders of series common stock are entitled to a series vote to approve certain material transactions.  Each share of equity common stock is entitled to one vote and each share of series common stock is entitled to a number of votes equal to the number of shares of common stock into which one share of series common stock is convertible on the record date of the vote.  If the Board of Directors declares a dividend on equity common stock, an equivalent dividend (based on the number of shares of equity common stock into which a share series common stock is then convertible) must be paid in respect of series common stock.

Item 8.01  Press Releases

On October 29, 2010, we issued a press release providing an update regarding certain matters relating to our directors and our 13% Series AA Debentures. A copy of the press release is furnished as Exhibit 99.1 to this report, which press release is incorporated herein by reference.

On November 13, 2010, we issued a press release announcing the appointment of a new director and our intention to focus on new business endeavors. A copy of the press release is furnished as Exhibit 99.2 to this report, which press release is incorporated herein by reference.

On December 1, 2010, we issued a press release announcing the settlement with the holders of our 13% Series AA Debentures. A copy of the press release is furnished as Exhibit 99.3 to this report, which press release is incorporated herein by reference.

On January 3, 2011, we issued a press release announcing our acquisition of Newco4education, LLC. A copy of the press release is furnished as Exhibit 99.4 to this report, which press release is incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits

(d)  EXHIBITS

Exhibit Number	Description
2.1	Securities Exchange Agreement by and among Sibling Entertainment Group Holdings, Inc., Newco4Eductaion I, LLC and the members of Newco4Education I, LLC dated as of December 30, 2010
3.1(i)	Certificate of Designation
10.1	Loan Assignment Agreement by and among Sibling Entertainment Group Holdings, Inc., Sibling Theatricals, Inc., and Debt Resolution, LLC dated as of December 29, 2010
10.2	Form of Conversion Agreement, by and between Sibling Entertainment Group Holdings, Inc. and each holder of 13% Series AA Debentures
10.3	Lock-Up Agreement by and between Sibling Entertainment Group Holdings, Inc. and Mitchell Maxwell dated as of December 30, 2010
10.4	Lock-Up Agreement by and between Sibling Entertainment Group Holdings, Inc. and Ray Meyers dated as of December 30, 2010
10.5	Stock Restriction Agreement by and between Sibling Entertainment Group Holdings, Inc. and Gerry L. Bedore Jr. dated as of December 30, 2010
10.6	Stock Restriction Agreement by and between Sibling Entertainment Group Holdings, Inc. and Timothy G. Drake dated as of December 30, 2010
10.7	Stock Restriction Agreement by and between Sibling Entertainment Group Holdings, Inc. and Oswald Gayle dated as of December 30, 2010
10.8	Stock Restriction Agreement by and between Sibling Entertainment Group Holdings, Inc. and Amy Savage-Austin dated as of December 30, 2010
10.9	Stock Restriction Agreement by and between Sibling Entertainment Group Holdings, Inc. and Stephen C. Carlson dated as of December 30, 2010
10.10	Stock Restriction Agreement by and between Sibling Entertainment Group Holdings, Inc. and A. Dixon McLeod dated as of December 30, 2010
99.1	Press Release dated October 29, 2010
99.2	Press Release dated November 13, 2010
99.3	Press Release dated December 11, 2010
99.4	Press Release dated January 3, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Entertainment Group Holdings, Inc.

Signature		Date

By:	/s/ Stephen C. Carlson	January 6, 2011
Name: Stephen C. Carlson
Title: Chief Executive Officer